                      AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This Amendment dated January 11, 1999, amends the Loan and Security Agreement ("Agreement"), dated as of October 15, 1997, by and between Renaissance Golf Products, Inc., a Delaware corporation ("RGPI"), and John B. Hewlett, an individual, jointly and severally (collectively referred to as the "Borrower"), and AKA Charitable Remainder Unit Trust No. 1 ("Lender").

     Borrower and Lender hereby agree to the addition of the following terms to the Agreement:

6.   NEGATIVE COVENANTS.

     6.9 ADDITIONAL RGPI ACTIONS REQUIRING LENDER'S APPROVAL. RGPI shall obtain the prior written approval of Lender, which approval can be granted or refused in the sole discretion of Lender, before acting to:

          -issue any securities other than as provided herein and in Lender's
               Subscription Agreement for shares of Class A preferred stock; -amend its Certificate of Organization or Bylaws;
          -merge, consolidate, or sell its business assets other than in the ordinary course of business;
          -liquidate, dissolve, re-capitalize, or reorganize;
          -pay any dividends other than those specified in Lender's Subscription
               Agreement for shares of Class A preferred stock;
          -acquire any business;
          -redeem any securities;
          -enter into any new loan agreement for more than $250,000;
          -enter into any transactions with insiders other than in the ordinary course of business;
          -grant any compensation to officers other than in the ordinary course of business; or
          -make any fundamental changes to current business policies.

     Borrower's violation of this provision shall constitute a material breach of the Agreement and Lender shall have the right to terminate the Agreement upon 30 days notice to Borrowers. Borrowers shall have the right to cure the breach during the notice period. In the event Borrowers fail to cure the default within the notice period, the current loan principal and accumulated interest shall become immediately due and payable.

7.   SECURITY AGREEMENT.

     7.1.3 Further grant of the Security Interest to include all shares of common stock and options to acquire common stock held by John Hewlett, Granite Hollow Insurance Agency, and Pine Valley Ltd.

9.   EVENTS OF DEFAULT.

     9.5 ADDITIONAL PAYMENTS UPON DEFAULT. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or in the event any action or inaction is threatened which Lender reasonably believes will materially affect the value of the Collateral, Lender may take such legal actions as it deems reasonably necessary under the circumstances to protect the Collateral, including but not limited to, seeking injunctive relief and the appointment of a receiver, irrespective of whether an Event of Default or Potential Event of Default has occurred


                                  Page 1 of Three

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under this Agreement.  In the event Lender determines to take action under this Section 9.5, Lender shall provide Borrower with advance notice of any such action.

     9.6 WAIVER OF DEFAULT. Lender agrees to waive any Borrower default under the Agreement which has occurred up to the date of this Amendment provided Borrower comes into complete compliance with the terms and conditions of the Agreement on or before April 1, 1999. The date within which Borrower must come into complete compliance may be extended from April 1, 1999 for up to three additional months to June 30, 1999 provided for each additional month, or any part thereof, of continued non-compliance after April 1, 1999, Borrower grants to Lender stock options to purchase 100,000 shares of Borrower's common stock at the closing price on the first day of the month of such non-compliance as reported on the OTC:BB.

     In addition to the specific amendments to the Agreement set forth above, Borrower and Lender further agree as follows:

A1.  INTEREST PAYMENTS AND OPTION GRANTS

     A1.1 PAYMENT OF INTEREST. Lender hereby agrees to accept stock in lieu of cash for interest payments due as follows:

          A1.1.1    For the time period of August 1998 through December 31,
1998; and

          A1.1.2    For the time period of January 1999 through June 30, 1999, to be granted in advance based upon the parties' best estimates of the total interest payments which will become due and payable through the time period indicated.

          A1.1.3    For the time period after June 30, 1999, Borrower shall make cash payments for interest due.

     A1.2 CALCULATION OF SHARES. The number of shares granted to pay the interest due shall be calculated by dividing the total interest due by the average daily closing price as reported on the OTC:BB for the 10 trading days immediately preceding the date of this Amendment.

     A1.3 ADDITIONAL GRANT OF OPTIONS. As further consideration of Lender accepting shares of common stock in lieu of interest payments, Borrower shall grant to Lender an option to purchase an additional share of common stock for every share received as payment for interest ("Interest Option").

          A1.3.1    The grant of Interest Options shall be made at the such time as this Amendment is executed by all parties.

          A1.3.2    The Interest Options shall have an expiration date 10 years from the date of grant and shall be exercisable at the average daily closing price as reported on the OTC:BB for the 10 trading days immediately preceding the date of this Amendment.

          A1.3.3    At the end of the period for which Lender agrees to accept shares of common stock in lieu of interest, the number of estimated shares granted and accompanying Interest Options shall be adjusted to reflect the actual amount of accumulated interest; i.e., if Borrower over estimated the interest, Lender agrees to forfeit the excess shares and Interest Options granted, if Borrower under estimated, Borrower agrees to grant additional shares and Interest Options to Lender.

                                  Page 2 of Three

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A2.  WARRANTS AND STOCK REGISTRATION

     In consideration of Lender agreeing to provide Borrower with additional time to come into complete compliance under the Agreement, Borrower agrees to the following:

     A2.1 EXTENSION OF WARRANT EXERCISE PERIOD. Borrower agrees to extend the time within which Lender has to exercise 600,000 warrants previously granted to Lender in conjunction with the Agreement for five additional years.

     A2.2 ADDITIONAL WARRANT GRANT. Borrower agrees to grant Lender a warrant to purchase an additional 600,000 shares of common stock at any time within 10 years of the date of grant at a price equal to the average daily closing price as reported on the OTC:BB for the 10 trading days immediately preceding the date of this Amendment.

     A2.3 STOCK REGISTRATION. Borrower further agrees to file initial registration documents with the Securities and Exchange Commission or before May 31, 1999 to register all of Lender's; (1) shares issued to date, (2) shares granted in lieu of interest, (3) shares into which any Preferred Shares may be converted which Lender will be purchasing in conjunction with this Amendment,
(4) shares to be issued upon Lender's exercise of any or all of the 1,000,000 options referenced in this Section A2, and (5) shares to be issued upon Lender's exercise of any warrants to be granted in conjunction with this Amendment or Lenders purchase of Preferred Shares.

     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed aas of the day and year first written at the head of this Agreement.


"Borrower"                              RENAISSANCE GOLF PRODUCTS, INC.
                                        a Delaware Corporation



                                        By:
                                           ------------------------------
                                           Steven L. Flint,
                                           Chief Executive Officer

ATTEST:

--------------------------------------
Edward B. Paulsen, Assistant Secretary


"Borrower"
                                       -----------------------------------
                                       JOHN B. HEWLETT


"Lender"                               AKA CHARITABLE REMAINDER TRUST
                                       No. 1



                                       By:
                                           ------------------------------
                                           Ralph Rasmussen
                                           Trustee


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